UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

FREQUENCY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39062	47-2324450
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, 2nd Floor

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

(866) 389-1970

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FREQ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On December 11, 2020, Frequency Therapeutics, Inc. (the “Company”) entered into an Agreement for Termination of Lease and Voluntary Surrender of Premises with ARE-MA Region No. 20, LLC (“Landlord”) for certain premises located at 19 Presidential Way, Woburn Massachusetts (the “Lease Termination Agreement”). The Lease Termination Agreement provides that the Lease Agreement, dated as of August 24, 2016, by and between the Company and Landlord (as the same may have been amended, the “Lease”) will terminate on March 30, 2021, unless the Company elects to extend the termination date of the Lease until June 30, 2021.

As consideration for Landlord’s agreement to enter into the Lease Termination Agreement and accelerate the expiration date of the term of the Lease, the Company has agreed to pay to Landlord a fee of approximately $0.2 million.

The foregoing description of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement for Termination of Lease and Voluntary Surrender of Premises, dated December 11, 2020, by and between Frequency Therapeutics, Inc. and ARE-MA-Region No. 20, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY THERAPEUTICS, INC.

Date: December 16, 2020	By:	/s/ Michael D. Bookman
Name: Michael D. Bookman
Title: Deputy General Counsel and Secretary